Exhibit 99.2

FOR IMMEDIATE RELEASE: August 7, 2017	INVESTOR CONTACT Bob East, Westwicke Partners 443.213.0500 | diplomat@westwicke.com

MEDIA CONTACT Jenny Cretu, Senior Vice President, Pharma Services and Marketing 810.768.9370 | jcretu@diplomat.is

Diplomat Announces A New President

The nation’s largest independent specialty pharmacy announces executive leadership change.

FLINT, Mich. — Diplomat Pharmacy, Inc. (NYSE: DPLO) today announced the appointment of Joel Saban as president, effective Aug. 7, 2017.

Paul Urick has decided to pursue other interests and will serve as president emeritus during a planned, 90-day transition period. “During his tenure, Paul has served us in multiple leadership roles since he joined Diplomat with the acquisition of Burman’s Specialty Pharmacy in Jun. 2015 and has provided decisive, strategic leadership which continues to benefit our patients and our partners. We want to thank Paul for his significant contribution and commitment to the company,” said Phil Hagerman, CEO and chairman.

“I am proud of what I was able to accomplish during my time at Diplomat, and enjoyed the opportunity to serve its patients and clients,” said Urick.

“In light of this transition we had an opportunity to select an individual who would strengthen our position. Joel’s leadership credentials and strategic thinking make him the right person to help execute Diplomat’s roadmap and drive sustainable growth. He comes to Diplomat with a proven track record across the entire value chain of our business,” said Hagerman.

Joel Saban, age 50, served as the executive vice president, pharmacy operations at Catamaran Corp. from June 2010 until January 2016 overseeing a staff of approximately 3,200 employees of Catamaran Corp.’s retail, mail and specialty operations, as well as cost of goods contracting and vendor relations. Prior to joining Catamaran Corp., Saban was the senior vice president of industry relations at CVS/Caremark Corporation from 1997 until 2010 where he was responsible for directing brand pharmaceutical industry relations including contract negotiations and administration, financial analysis, and strategic business development, as well as evaluating opportunities, analyzing contract profitability and ensuring that contracts met company business objectives in the pharmaceutical and retail areas. Prior to this, he served as director of medical and scientific affairs for the Alzheimer’s Association. Saban is a member of the Academy of Managed Care Pharmacy and the Pharmaceutical Care Management Association.

“After following Diplomat’s success for several years, I am honored to join their team,” said Saban. “Diplomat continues to transform in this rapidly evolving industry and I am committed to their strategies, continued growth, and emphasis on services for patients and partners.”

“I look forward to partnering with Joel and our talented senior leadership team to accelerate our strategic plan. We remain focused on driving profitable growth with a continued emphasis on quality and innovation to deliver strong shareholder returns over the long term,” Hagerman said.

To learn more about Diplomat, visit diplomat.is.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. These statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. For a discussion of such risks and uncertainties, you should review Diplomat’s filings with the Securities and Exchange Commission, including “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Diplomat

Diplomat (NYSE: DPLO) is the nation’s largest independent provider of specialty pharmacy services—helping patients and providers in all 50 states. The company offers medication management programs for people with complex chronic diseases and delivers unique solutions for manufacturers, hospitals, payors, providers, and more. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues—always focused on improving patient care and clinical adherence. For more information, visit diplomat.is.

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